Exhibit 99.1

Isle of Capri Casinos, Inc. Announces Pricing of Common Stock Offering

St. Louis, Mo., January 20, 2011 - Isle of Capri Casinos, Inc. (Nasdaq: ISLE) today announced the pricing of a registered underwritten public offering of 5,300,000 shares of its common stock at a price to the public of $10.25.  The underwriter has a 30-day option to purchase up to an additional 795,000 shares from Isle to cover over-allotments, if any.   Settlement of the offering is subject to customary closing conditions and is expected to occur on January 25, 2011.

The Company intends to use the net proceeds from this offering to temporarily repay borrowings outstanding under its revolving line of credit.  The Company also intends to use the remaining proceeds from the offering for general corporate purposes including, without limitation, to finance future capital expenditures.

Deutsche Bank Securities is acting as sole book-running manager for the offering.

The public offering is being made only by means of a base prospectus and related prospectus supplement, copies of which may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey, 07311-3988, telephone (800) 503-4611, or by e-mailing prospectus.cpdg@db.com.

A registration statement, including the base prospectus, relating to shares of the common stock of the Company has been declared effective by the Securities and Exchange Commission. The Company has filed the registration statement, the prospectus supplement relating to the offering and other documents containing more complete information about the Company with the Securities and Exchange Commission. You may obtain these documents free of charge by visiting the Securities and Exchange Commission website at www.sec.gov. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri; two casinos in Black Hawk, Colorado; and a casino and harness track in Pompano Beach, Florida. Additionally, the Company was chosen to develop a new, Isle-branded gaming facility in Cape Girardeau, Missouri, which is expected to open in late 2012. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively, by various factors, including, without limitation, licensing and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K/A for the most recently ended fiscal year.

Contacts
For Isle of Capri Casinos, Inc.,
Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director Corporate Communication-314.813.9368

http://www.islecorp.com/

SOURCE Isle of Capri Casinos, Inc.